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                                                                   EXHIBIT 10.12


                              EMPLOYMENT AGREEMENT


         AGREEMENT made as of this 25th day of March, 1998, by and between Robert W. Howe (the "Employee") and Atlantic Data Services, Inc., a Massachusetts corporation with a principal place of business at One Batterymarch Park, Quincy, MA 02169 (the "Company").

         WHEREAS, Employee has entered into an Employment Agreement by and between the Company and the Employee dated July 15, 1988 (the "Employment Agreement"), which Employment Agreement shall be terminated and superseded by this Agreement;

         WHEREAS, the Company believes it to be to its advantage that the Employee renders services to the Company as hereinafter provided; and

         WHEREAS, the Employee's senior managerial position requires that he or she be trusted with confidential information and trade secrets of the Company and that he or she develop a thorough and comprehensive knowledge of various aspects of the Company's business;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

         1. Position and Responsibilities. The Employee agrees to serve initially as Chief Executive Officer, Chairman and Director of the Company. The parties agree that such employment shall be full-time and on an "at-will" basis, and that either the Employee or the Company may terminate the employment relationship at any time, with or without cause, upon written notice to the other party. The Employee shall initially report to, and his or her activities shall at all times be subject to the direction and control of, the Board of Directors of the Company, and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his or her ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him or her by the Board of Directors and shall use his or her best efforts to improve and extend the business of the Company.

         2. Compensation. The Company shall pay the Employee the following compensation, including the following:

                  (A) Salary. In consideration of the services to be rendered by the Employee to the Company, the Company will pay to the Employee a monthly salary of $29,167 (the Employee's "base rate"). Such salary shall be payable in conformity with the Company's customary practices for executive compensation as such practices shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.
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                  (B) Fringe Benefits. The Employee will also be entitled to participate on the same basis in the Company's standard benefits package generally available for all other officers of the Company similarly situated. In addition, the Employee shall be eligible to participate in the Company's annual incentive bonus plan for officers, as approved by and subject to the discretion of the Company's Board of Directors.

                  (C) Change of Control. If, upon a Change of Control (as hereinafter defined), the Employee is (i) not offered employment by the acquiring corporation in a comparable position, at a comparable salary or (ii) the Company or the acquiring corporation terminates the employment of the Employee, without Cause, within twelve months of the consummation of a Change in Control, then the Company or the acquiring corporation, as the case may be, shall be obligated to pay the Employee a severance payment of twelve months' salary at the Employee's then current base rate, payable in the same manner as such salary was payable during the period of the Employee's employment. In the event that the Employee elects to continue health insurance coverage in accordance with the provisions of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the Company shall continue to pay for Employee's health insurance premium on the same terms and conditions, and subject to the same rules and regulations applicable thereto, as active Company employees for a period of twelve months from the date of termination of Employee's employment with the Company. Thereafter, the Employee shall be solely liable for the cost of such premium. "For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during Employee's employment with the Company any of the following events shall occur:

                           (i) The Company is merged or consolidated into or with another corporation or other legal person, and as a result of such merger or consolidation less than a majority of the combined voting power of the then-outstanding securities of such surviving or resulting corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction;

                           (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, and after such sale less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale; or

                           (iii) There is a tender offer in which any "person" (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) acquires the beneficial ownership of securities representing a majority or more of the Voting Stock of the Company;

         provided, however, that a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee
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         benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
         Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has occurred by reason of such beneficial ownership.

                  (D) Termination for Cause. The Company may terminate the employment of the Employee at any time for "Cause". For purposes of this Agreement, "Cause" means: (a) the Employee's conviction of any crime (whether or not involving the Company) other than unintentional motor vehicle felonies; (b) any intentional act of theft, fraud or embezzlement by the Employee in connection with his work with the Company; (c) Employee's continuing, repeated or willful failure or refusal to perform his duties and services under this Agreement (other than due to his incapacity due to illness or injury), or (d) the Employee's violation of Section 3 of this Agreement.

                  If the Company terminates the Employee's employment for Cause at any time (regardless of whether or not the Company experiences a Change of Control), the Employee shall not be entitled to any compensation or benefits following the date of such termination, other than compensation and benefits required to be paid or provided by law and payment of the Employee's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements.

                  (E) Termination Without Cause. The Company may terminate the employment of the Employee at any time without Cause. If the Company terminates the Employee's employment without Cause at any time, then the Company shall be obligated to pay the Employee a severance payment of twelve month's salary at the Employee's then current base rate, payable in the same manner as such salary was payable, during the period of the Employee's employment. In the event that the Employee elects to continue health insurance coverage in accordance with the provisions COBRA, the Company shall continue to pay for Employee's health insurance premium on the same terms and conditions, and subject to the same rules and regulations applicable thereto, as active Company employees for a period of twelve months from the date of termination of Employee's employment with the Company. Thereafter, the Employee shall be solely liable for the cost of such premium.

         3.       Nondisclosure and Developments; Non-Solicitation.

                  (A) Nondisclosure. Employee will not at any time, whether during or after his or her period of employment by the Company ("Employment Period") reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship,
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         customer lists, software, supplier lists, pricing, projects, plans and proposals), except as may be required in the ordinary course of performing duties as an employee of the Company, and Employee shall keep secret all matters entrusted to him or her and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company. Further, Employee agrees that during and after the Employment Period he or she shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company, and that immediately upon the termination of Employee's employment he or she shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

                  (B) Developments. If at any time or times during the Employment Period, Employee shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes, including but not limited to the Semiconductor Chip Protection Act, or subject to analogous protection) (herein called "Developments") that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (ii) results from tasks assigned the Employee by the Company or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then:

                           (i) such Developments and the benefits thereof are deemed works-made-for hire (if applicable) and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise;

                           (ii) Employee shall promptly disclose to the Company (or any persons designated by it) each such Development;

                           (iii) as may be necessary to ensure the Company's ownership of such Developments, Employee hereby assigns any rights (including, but not limited to, any patents, copyrights and trademarks) he or she may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation; and

                           (iv) Employee shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.
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                  (C) Further Assurances. Employee will, during and after the
         Employment Period, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

                           (i) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                           (ii) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

                  In the event the Company is unable, after reasonable effort, to secure Employee's signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his or her agent and attorney-in-fact, to act for and in Employee's behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by Employee.

                  (D) Non-Solicitation. For a period of two (2) years after any termination of employment with the Company, whether voluntary or involuntary, Employee will not, directly or indirectly,

                           (i) solicit for employment or employ, or permit any other company or business organization which is directly or indirectly controlled by Employee to solicit for employment or employ, any person who is employed by the Company, or in any manner assist any person or entity in soliciting for employment or hiring any employee of the Company, or otherwise seek to induce any such employee to leave his or her employment with the Company; or

                           (ii) solicit any of the Company's then current customers, or permit any other company or business organization which is directly or indirectly controlled by Employee to solicit any such customers, or in any manner assist any person or entity in soliciting such customers of the Company, or otherwise seek to induce any such customer to terminate its business relationship with the Company.
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                  (E) Specific Performance. Employee agrees that any breach of this Section 3 by Employee will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Employee's obligations hereunder.

         4. Termination of Employment Agreement. Each of the Company and the Employee, being a party to the Employment Agreement, acknowledge and agree that the Employment Agreement shall be terminated and of no further force and effect and all rights and obligations of the parties thereunder shall be null and void and superseded by this Agreement.

         5. Consent and Waiver by Third Parties. The Employee hereby represents and warrants that he or she has obtained all waivers and/or consents from third parties which are necessary to enable him or her to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Employee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his or her obligations hereunder or prevent the full performance of his or her duties and obligations hereunder.

         6. Governing Law; Jurisdiction and Venue. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without reference to its conflicts of law principles, and this Agreement shall be deemed to be performable in Massachusetts. Any legal action or proceeding arising out of or relating to this Agreement may be instituted in either the courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and Employee hereby irrevocably submits to the jurisdiction of any such court in any such action or proceeding, and Employee expressly consents to personal jurisdiction and venue in any such action.

         7. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed and reformed to the maximum extent permitted by law.

         8. Waivers and Modifications. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 7. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but
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only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         9. Assignment. The Employee acknowledges that the services to be rendered by him or her hereunder are unique and personal in nature. Accordingly, the Employee may not assign any of his or her rights or delegate any of his or her duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

         10. Acknowledgments. The Employee hereby acknowledges and recognizes that the enforcement of any of the provisions in this Agreement may potentially interfere with the Employee's ability to pursue a proper livelihood. The Employee represents that he or she is knowledgeable about the business of the Company and further represents that he or she is capable of pursuing a career in other industries to earn a proper livelihood. The Employee recognizes and agrees that the enforcement of the provisions of Section 3 of this Agreement are necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company.

         11. Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter set forth herein and supersedes and cancels all agreements, written or oral, made prior to the date hereof between the Employee and the Company relating to employment, salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration, including the Employment Agreement.

         12. Notices. All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

         If to the Company, to:           Atlantic Data Services, Inc.
                                          One Batterymarch Park
                                          Quincy, MA  02169
                                          Attention:  Chief Executive Officer

         If to the Employee, at the Employee's address set forth on the signature page hereto.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         14. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.


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         IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written as an instrument under seal.

ATLANTIC DATA SERVICES, INC.                 EMPLOYEE:

By: /s/ William H. Gallagher                 /s/ Robert W. Howe
    -----------------------------            ---------------------------------
                                             Robert W. Howe
Title:  President
                                             3 Jason's Lane
                                             N. Scituate, MA  02060